UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2006

PURE BIOFUELS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50903

(Commission File Number)

47-0930829

(IRS Employer Identification No.)

Calle Los eucharis 150, Dpto 201, Monterrico, Surco, Lima 33 Peru

(Address of principal executive offices and Zip Code)

(511) 251-4646

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 15, 2006, we announced that we closed a share exchange agreement with Pure Biofuels del Peru SAC (“Pure Biofuels Peru”), its shareholders and Luis Goyzueta. Pursuant to the terms of the share exchange agreement, we acquired approximately 99.9% of the issued and outstanding shares of common stock in the capital of Pure Biofuels Peru in exchange for the issuance of 29,999,970 common shares in the capital of our company.

We intend to close a private placement equity financing of no less than $6 million by October 31, 2006. The shares issued in connection with the acquisition have not been, and the shares issued in connection with the proposed private placement will not be, registered under the Securities Act of 1933 as amended (the “Act”), and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Act.

Item 9.01 Financial Statements and Exhibits

99.1	News Release of September 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOFUELS CORP.

/s/ Luis Goyzueta

Luis Goyzueta

Chief Executive Officer

Date: September 21, 2006